Exhibit 99.1


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Contacts:

Media:


Claudia Rapkoch
406.497.2841

Claudia.rapkoch@northwestern.com

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                  NORTHWESTERN ENERGY, LOCAL UNION NO. 44 IBEW
            REACH TENTATIVE AGREEMENT ON NEW FOUR-YEAR LABOR CONTRACT
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BUTTE, Mont. - June 18, 2004 - NorthWestern Energy and Local Union No. 44 of the
International Brotherhood of Electrical Workers, AFL-CIO, today announced that they have reached a tentative four-year collective bargaining agreement.

    The tentative agreement will immediately go out for a ratification vote with a "do pass" recommendation by the Local No. 44 IBEW negotiating committee. The ratification vote is expected to be completed by June 30, 2004. The new agreement would replace a labor agreement between the parties, which expired on April 30, 2004. Local No. 44 IBEW represents approximately 310 NorthWestern Energy workers in Montana.


    About NorthWestern Energy

    NorthWestern Corporation (OTC Pink Sheets: NTHWQ) d/b/a NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 608,000 customers in Montana, South Dakota and Nebraska. For more information about NorthWestern Energy visit www.northwesternenergy.com

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